UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 28, 2008
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Michael Garnreiter was appointed to our Board of Directors on February 28, 2008. Mr. Garnreiter will serve as an independent director and chairman of our Audit Committee. It is expected that Mr. Garnreiter will enter into our standard form of indemnification agreement for directors and officers, included as Exhibit 10.9 of Form 10/A (Amendment No. 1) as filed with the SEC on June 27, 2003. There were no arrangements or understandings between Mr. Garnreiter and any other persons pursuant to which Mr. Garnreiter was elected as a director of the Company, and there are no related party transactions between the Company and Mr. Garnreiter.
     A copy of the press release announcing the election of Mr. Garnreiter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number
99.1	Press release from Syntax-Brillian Corporation, dated February 29, 2008, entitled “Syntax-Brillian Announces Board Appointment”

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: March 3, 2008	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated February 29, 2008, entitled “Syntax-Brillian Announces Board Appointment”